UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2026

VOR BIOPHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1350
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 655-6580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated License Agreement

On June 25, 2025, Vor Biopharma Inc. (the “Company”) entered into a license agreement (the “Original License Agreement”) with RemeGen Co., Ltd. (“RemeGen”), granting the Company exclusive rights to develop and commercialize RemeGen’s proprietary fusion protein product, telitacicept, and related products (the “Initial Licensed Products”) outside of the People’s Republic of China (“PRC”), Hong Kong, Macau and Taiwan (“Greater China”). On November 11, 2026, the Company and RemeGen entered into an amended and restated license agreement (the “Amended and Restated License Agreement”) that amends and restates the Original License Agreement to add RemeGen’s proprietary novel dual-target fusion protein product internally known as RC298 and certain related compounds (the “Additional Licensed Products” and, together with the Initial Licensed Products, the “Licensed Products”). The Company received an exclusive (even as to RemeGen) license under RemeGen’s patents and know-how to exploit, develop and commercialize the Licensed Products in all territories other than Greater China, with the right to grant sublicenses. The Company also received a non-exclusive license to manufacture the Licensed Products worldwide solely for use in the licensed territory. In exchange, RemeGen received an exclusive, perpetual and irrevocable license under Company intellectual property to exploit and manufacture the Licensed Products in Greater China, as well as a non-exclusive, fully paid-up license to manufacture the Licensed Products worldwide for use in Greater China. The Company is responsible for all development, regulatory and commercialization activities and costs in the licensed territory, including the conduct of clinical trials and regulatory submissions.

As consideration for the rights granted for the Additional Products, the Company will (i) pay RemeGen an upfront cash payment of $10 million and (ii) pursuant to a securities purchase agreement (the "Purchase Agreement"), issue to RemeGen a pre-funded warrant (the “Warrant”) to purchase 2,300,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $0.0001 per share. The holder may elect cashless exercise, and if a registration statement registering the issuance of Warrant Shares is not effective at the time of exercise, the Warrant may be exercised only on a cashless basis. Exercise of the Warrant is subject to a 9.99% beneficial ownership limitation, with a permitted increase to a percentage not exceeding 19.99% effective after 61 days’ notice.

RemeGen is eligible to receive up to $330 million in regulatory milestone payments for the Initial Licensed Products, up to $300 million in development and commercial milestone payments for the Additional Licensed Products, and up to $3.775 billion in sales milestone payments for all Licensed Products. In addition, RemeGen is entitled to receive tiered royalties on net sales of the Licensed Products in the licensed territory, ranging from high single digit to mid-teen percentages of net sales, subject to customary reductions. If the Company enters into a sublicense or divests rights to the Licensed Products prior to a specified development event and other than in connection with a change of control, RemeGen is entitled to receive a single digit percentage of certain net proceeds from such transaction. The Amended and Restated License Agreement also provides for technology transfer, mutual indemnification and confidentiality.

The Amended and Restated License Agreement may be terminated, in its entirety or on a region-by-region basis, by either party for material breach (subject to cure periods and dispute resolution) or insolvency of the other party, by the Company for convenience with advance notice, or by RemeGen if the Company challenges the validity of licensed patents. Upon termination, all rights and licenses in the terminated region will revert to RemeGen, with a wind-down period for the Company to cease activities.

Securities Purchase Agreement

On November 11, 2026, concurrently with the execution of the Amended and Restated License Agreement, the Company entered into the Purchase Agreement, pursuant to which the Company agreed to issue the Warrant to RemeGen as partial consideration for the rights granted by RemeGen under the Amended and Restated License Agreement. The closing of the issuance of the Warrant is contemplated to occur remotely through the exchange of documents and signatures, subject to the satisfaction or waiver of the conditions in the Purchase Agreement. The Purchase Agreement contains customary representations and warranties of the Company and RemeGen and customary conditions to closing. The closing of the Purchase Agreement occurred on November 11, 2026.

Registration Rights Agreement

In connection with the Purchase Agreement and the Warrant, the Company also entered into a Registration Rights Agreement, dated November 11, 2026 (the “Registration Rights Agreement”), with RemeGen. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to prepare and file with the SEC a registration statement on Form S-3 (the “Registration Statement”) to register for resale the shares of Common Stock underlying the Warrant within 30 days after the date of the Registration Rights Agreement, and to use its reasonable best efforts to have the registration statement declared effective as soon as possible, but no later than 75 days after the initial filing date of the Registration Statement, subject to extension under the terms of the Registration Rights Agreement. The Registration Rights Agreement provides for liquidated damages payable to RemeGen if the Company fails to meet certain filing or effectiveness deadlines, subject to specified caps. The Company will bear all registration expenses, including reasonable fees and expenses of outside counsel for RemeGen up to specified caps, while RemeGen will bear any selling expenses. The Registration Rights Agreement includes customary provisions regarding payment of fees and expenses and indemnification.

The foregoing descriptions of the Amended and Restated License Agreement, the Warrant, the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated License Agreement, which is to be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2026, and the Warrant, Purchase Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Amended and Restated License Agreement and the Warrant, the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to those agreements and may be subject to limitations agreed upon by the contracting parties. Accordingly, those representations, warranties and covenants are incorporated herein by reference only to provide investors with information regarding the terms of the agreements and not to provide investors with any other factual information regarding the Company or RemeGen, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above regarding the Amended and Restated License Agreement, the Warrant, the Purchase Agreement and the Registration Rights Agreement are incorporated into this Item 3.02.

Neither the Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

RemeGen has represented that it is an institutional “accredited investor” as defined in Rule 501 under the Securities Act, that it is acquiring the Warrant solely for its own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and that RemeGen has no present intention of selling, granting any participation in, or otherwise distributing the Warrant in violation of the Securities Act. The sale of the Warrant did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01 Regulation FD Disclosure.

On November 12, 2026, the Company issued a press release announcing, among other things, entry into the Amended and Restated License Agreement.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or under the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Form of Pre-Funded Warrant to Purchase Common Stock.

10.2*	Form of Securities Purchase Agreement, dated November 11, 2026, by and between the Company and RemeGen Co., Ltd.

10.3	Form of Registration Rights Agreement, dated November 11, 2026, by and between the Company and RemeGen Co., Ltd.

99.1	Press Release dated November 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Portions of the exhibit have been omitted as the Registrant has determined that: (i) the omitted information is not material; and (ii) the omitted information is the type that the Registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vor Biopharma Inc.

Date:	November 12, 2026	By:	/s/ Jean-Paul Kress
Jean-Paul Kress President and Chief Executive Officer